Exhibit 99.1

PRESS RELEASE

Merchants Bancorp to Acquire Assets of NattyMac, LLC

For Release December 6, 2018

CARMEL, Indiana (PR Newswire) – Merchants Bancorp, Carmel, IN (“Merchants”; NASDAQ: MBIN) announced today that its subsidiary, Merchants Bank of Indiana, has entered into an agreement with Home Point Financial Corporation (“Home Point”), to acquire the assets of Home Point’s wholly owned subsidiary, NattyMac, LLC (“NattyMac”), a warehouse lender operating out of Clearwater, Florida. Merchants expects the acquisition to close by the end of 2018.

Michael F. Petrie, Chairman and CEO of Merchants stated, “Merchants and NattyMac have had a long-standing relationship and funding partnership that has been beneficial to both of our organizations since 2014.  We look forward to fully integrating all of NattyMac’s operations under our corporate umbrella.”

Merchants also fully repaid Home Point the balance of and all interest owed on the $30 million subordinated debt it had previously invested in Merchants under the NattyMac structure.  Other transaction terms were not disclosed.

ABOUT MERCHANTS BANCORP

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking.  Merchants Bancorp, with $3.8 billion in assets and $3.3 billion in deposits as of September 30, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, RICHMAC Funding LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana.  Additional information is available at www.merchantsbankofindiana.com.

ABOUT NATTYMAC, LLC

NattyMac, LLC, of Clearwater, Florida, is a wholly owned subsidiary of Home Point Financial Corporation that is dedicated to providing effective, reliable warehouse lending to its customers.  Since 2004, it has proudly focused on financing prime mortgage collateral, providing fast, accurate same-day wires and extended hours of operation.  Additional information is available at www.nattymac.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Page | 2